Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 100 to the Registration Statement on Form N-1A of Fidelity Advisor Series VIII: Fidelity Advisor Diversified International Fund and Fidelity Advisor Emerging Asia Fund of our report dated December 12, 2011; Fidelity Advisor Global Capital Appreciation Fund of our report dated December 15, 2011; and Fidelity Advisor Overseas Fund and Fidelity Advisor Value Leaders Fund of our report dated December 9, 2011 on the financial statements and financial highlights included in the October 31, 2011 Annual Report to Shareholders of the above referenced funds which is also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts December 23, 2011